SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 8, 2018, we received a letter from OTC Markets that the bid price of our Class A common stock had closed below $0.01 for more than 30 consecutive calendar days and no longer meets the Standards for Continued Eligibility for OTCQB. Per Section 4.1 of the OTCQB Standards, we have been granted a cure period of 90 calendar days during which the minimum closing bid price for our Class A common stock must be $.01 or greater for ten consecutive trading days in order to continue trading on the OTCQB marketplace. If this requirement is not met by April 8, 2018, the listing of our Class A common stock will be removed from the OTCQB marketplace.

We intend to maintain compliance with the OTCQB Standards. To the extent that market conditions do not otherwise result in our Class A common stock exceeding the minimum closing bid price requirements, we would expect to effect a reverse split of our Class A common stock in order to achieve compliance with the OTCQB Standards.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: January 12, 2018	By:	/s/ Jack W. Hanks
Jack W. Hanks President and Chief Executive Officer

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